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                     [Letterhead of Mayer, Brown & Platt]

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                               October 11, 2000



AmSouth Auto Receivables LLC
1900 Fifth Avenue North
AmSouth Sonat Tower
Birmingham, Alabama 35203

    Re:   AmSouth Auto Trust 2000-1
          -------------------------

Ladies and Gentlemen:

     We have acted as special federal tax counsel for AmSouth Auto Trust 2000-1, a New York common law trust (the "Trust"), in connection with the issuance and sale of Class A-1 asset backed notes (the "Class A-1 Notes"), Class A-2 asset backed notes (the "Class A-2 Notes"), Class A-3 asset backed notes (the "Class A-3 Notes"), Class A-4 asset backed notes (the "Class A-4 Notes"), Class B asset backed notes (the "Class B Notes"), and Class C asset backed notes (the "Class C Notes"; together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, and Class B Notes, the "Notes"), to be issued pursuant to the Indenture, dated as of October 1, 2000 (the "Indenture"), between the Trust and The Bank of New York, as Indenture Trustee. Capitalized terms not otherwise defined herein are used as defined in the Sale and Servicing Agreement dated as of October 1, 2000 (the "Sale and Servicing Agreement"), among the Trust, as Issuer, AmSouth Auto Receivables LLC (the "LLC"), as Seller, AmSouth Bank (the "Bank"), as Servicer and The Bank of New York, as Indenture Trustee.

     In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinions, including: (a) the Prospectus, dated October 9, 2000 (the "Prospectus"), and the Prospectus Supplement (to the Prospectus), dated October 9, 2000 (the "Prospectus Supplement"), relating to the Notes, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (b) the Indenture, (c) the Sale and Servicing Agreement,
(d) the Purchase Agreement, dated as of October 1, 2000 between the Bank and the LLC, (e) the Trust Agreement, dated as of October 1, 2000, (the "Trust Agreement"), between the LLC, as depositor and The
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Chase Manhattan Bank, as owner trustee and (f) specimens of the Notes
(collectively the "Operative Documents").

     The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

     Based upon the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, it is our opinion that,

     (i) the Notes will be treated as debt for United States federal income tax purposes;

     (ii) the Trust will be disregarded as a separate entity for United States federal income tax purposes and will not be subject to United States federal income tax; and

     (iii) the Tax Non-Entity Certificates represent direct ownership of the Trust's assets for United States federal income tax purposes.

     The scope of these opinions are expressly limited to the issues set forth herein, and we express no opinion with respect to any other taxes or collateral tax consequences with respect to the Receivables or the Trust.

     We know that we are referred to under the captions "Summary of Terms of the Notes--Material Federal Income Tax Consequences" and "Material Federal Income Tax Consequences" in the Prospectus Supplement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Form 8-K as Exhibit 1 thereto, without admitting we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                    Very truly yours,

                                    /s/ Mayer, Brown & Platt

                                    MAYER, BROWN & PLATT